SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2006

ATLANTIC BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15061	59-3543956
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1315 South Third Street
Jacksonville Beach, Florida 32250
(address of principal executive offices)
Registrant’s telephone number: (904) 247-9494

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(a) By letter dated September 29, 2006, Stevens, Powell & Company, P.A. (“Former Accountant”) terminated its client-auditor relationship by resigning as the independent auditors of Atlantic BancGroup, Inc. (the “Company”). In connection with their audits of the two most recent fiscal years and the subsequent interim period, the Former Accountant has not issued any adverse opinion or disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles of the Company, or any opinion or statement as to uncertainty regarding the ability of the Company to continue as a going concern. During the two most recent fiscal years and the subsequent interim period, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which caused the Former Accountant to tender their resignation. The Company s board of directors approved this resignation.

(b) The Company has engaged Mauldin & Jenkins, Certified Public Accountants, LLC (“M&J”) as its principal accountants effective September 29, 2006. The decision to change accountants was approved by the Company’s board of directors. The Company did not consult with M&J on any matters prior to retaining such firm as its principal accountants.

(c) On September 29, 2006, the Company provided the Former Accountant with its disclosures in this Form 8-K disclosing the resignation of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

(d) Exhibits

16. Response letter of Former Accountant

Date: September 29 , 2006
Atlantic BancGroup, Inc.
(Registrant)

By:	/s/ Barry W. Chandler
Barry W. Chandler
President and Chief Executive Officer